SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                          Pursuant to Section 13 of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): October 31, 2000



                           NAPRO BIOTHERAPEUTICS, INC.

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         Incorporated in Delaware                  Commission File                   IRS ID No. 84-1187753
                                                   Number 0-243201
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                             6304 Spine Road, Unit A
                             Boulder, Colorado 80301
                                 (303) 530-3891



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                              Item 5. Other Events

On September 18, 2000, NaPro BioTherapeutics, Inc., together with its licensee Abbott Laboratories, filed a complaint against Bristol Myers Squibb Company in the United States District Court for Colorado alleging infringement of NaPro's U.S. patents # 5,972,992 and 5,977,164 for paclitaxel, an ingredient in the drug Bristol sells as Taxol(R), and seeking damages and other relief. On October 31, 2000 NaPro was issued U.S. patent # 6,140,359; NaPro and Abbott are evaluating the inclusion of this patent in the above referenced litigation. Pursuant to certain arrangements between NaPro and Abbott, Abbott will be responsible for the cost associated with the aforementioned litigation.


                        Item 9. Regulation FD Disclosure

NaPro's ability to generate sufficient revenue to support its operations depends primarily upon the successful completion of a joint drug development program with Abbott culminating in approval of a marketing application by the U.S. Food and Drug Administration, followed by Abbott's successful marketing of NaPro paclitaxel. The FDA has approved two Abbreviated New Drug Applications, referred to as ANDA's, covering paclitaxel for companies affiliated with Ivax and has tentatively approved a paclitaxel ANDA for at least one other company. NaPro believes, but cannot assure, that the FDA will approve its paclitaxel in 2001 or 2002 through an ANDA.

NaPro believes Bristol's current selling price for Taxol(R) to be between $4,500 and $5,000 per gram. Abbott will determine the selling price of NaPro paclitaxel. NaPro believes it can be cost competitive with other manufacturers of paclitaxel once NaPro's commercial production has been scaled up. NaPro believes the total current U.S. market for Taxol(R) to be at least 200 kilograms. Under the current agreement with Abbott, at anticipated volumes NaPro believes its revenue sharing percentage will approximate that which it receives from Faulding (approximately 40%). NaPro cannot assure the Taxol(R) selling price, NaPro's manufacturing cost, the U.S. market for Taxol(R) or NaPro's revenue sharing percentage.


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In its new product development program NaPro has a number of proprietary early stage targets, including a new class of mitotic inhibitors for cancer, a new class of selective protein synthesis inhibitors for cancer, a new class of enzyme inhibitors for cancer, a novel formulation/compound for pain, and a proprietary delivery technology for cytotoxics. NaPro anticipates that it will advance at least two proprietary candidates to preclinical studies by 2001. However, NaPro cannot assure that such filing or advancement of candidates will occur or that any of these products or technologies will be successful. NaPro is seeking to in-license or purchase for cash, royalties and/or NaPro stock at least two Phase II / Phase III products by the end of 2001; NaPro cannot assure that it will do so.

NaPro believes its existing capital, anticipated sales in 2000, and available borrowing and milestone payments from its development partners can provide adequate funding for its necessary operations and capital expenditures in the near future. The cost of developing and acquiring new pharmaceutical products, and related capital and operating expenditures, may be significant in the future. NaPro, therefore, expects to seek additional capital in the near future, which may include the sale of common stock, if it is available at financially acceptable terms. NaPro cannot assure that it will be able to do so.

NaPro is actively pursuing additional partners to assist in the development and marketing of NaPro paclitaxel. NaPro anticipates entering into a licensing and/or simple distribution arrangement with one or more marketing partners in Europe by the end of 2000 or in the first quarter of 2001 and in Japan by the end of 2001 or the beginning of 2002. NaPro cannot assure it will be able to do so, however. If a European licensing or distribution partner cannot be secured prior to the end of the year, under terms that are financially acceptable to NaPro, NaPro may seek to secure marketing approvals prior to reopening its search for such a marketing partner. NaPro believes it may be able to secure such approvals from its own financial resources. NaPro expects but cannot assure some approvals of NaPro paclitaxel in selected countries in Europe by the end of 2003.

Special Note Regarding Forward-looking Statements

This report contains forward-looking statements that involve known and unknown risks, including, without limitation, statements containing the words "believes", "anticipates", "estimates", "may" and words of similar import or statements of management's opinion or statements that are not historical fact. Such forward-looking statements include, among others:


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         NaPro's ability to generate sufficient revenue to support its operations depending primarily upon the successful completion of a joint drug development program with Abbott culminating in approval of a marketing application by the FDA, followed by Abbott's successful marketing of NaPro paclitaxel; NaPro's belief that the FDA will approve NaPro paclitaxel in 2001 or 2002 through an ANDA; NaPro's belief that Bristol's current selling price for Taxol(R) is between $4,500 and $5,000 per gram; NaPro's belief that it can be cost competitive with other manufacturers of paclitaxel once NaPro's commercial production has been scaled up; NaPro's belief that under the current agreement with Abbott, at anticipated volumes NaPro's revenue sharing percentage will approximate that which it receives from Faulding (approximately 40%);

         NaPro's anticipation that it will advance at least two new proprietary candidates to pre-clinical studies by mid-2001; NaPro's belief that it may in-license or purchase at least two Phase II or Phase III products by the end of 2001;

         NaPro's belief that its existing capital, anticipated sales in 2000, and available borrowing and milestone payments from its development partner will provide adequate funding for its necessary operations and capital expenditures in the near future; NaPro's expectation that it will seek additional capital, which may include the sale of common stock, if it is available at financially acceptable terms;

         NaPro's anticipation that it will license or enter into a distribution arrangement for NaPro paclitaxel with a marketing partner in Europe by the end of 2000 or the first quarter of 2001 and in Japan by the end of 2001 or the beginning of 2002; and NaPro's expectation that it will receive European approvals for NaPro paclitaxel by the end of 2003.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of NaPro, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following:

         adverse economic and general business conditions;
         competition from Bristol and other existing and new producers of paclitaxel and other drugs; potential price erosion in response to increased competition; technological advances in cancer treatment and drug development that may obsolesce paclitaxel; the ability to obtain rights to technology; the ability to obtain and enforce patents; the ability to maintain trade secrets; the ability to obtain raw materials at reasonable prices and to commercialize new manufacturing processes; the effectiveness of NaPro paclitaxel and other pharmaceuticals developed by NaPro in treating disease; the results of clinical studies; the results of research and development activities; the ability to purchase or license new products; the successful development of new products; the business abilities and judgment of NaPro's management and other personnel; the ability to hire skilled personnel to perform research and development and to run NaPro's manufacturing operations;


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         the ability of contract manufacturers to perform adequately under anticipated contracts; changes in and compliance with governmental regulations; the decision-making processes of regulatory agencies; the effect of capital market conditions and other factors on capital availability for NaPro and other biopharmaceutical companies; the ability of Abbott to successfully penetrate the paclitaxel market and to perform its obligations under its existing agreements with NaPro; the ability of NaPro to perform its obligations under its existing agreements with Abbott; the ability of NaPro to establish relationships with capable strategic partners to develop and market NaPro paclitaxel in Europe and Japan; NaPro's limited relevant operating history upon which an evaluation of its prospects can be made; and the effect on NaPro's revenue, cash flow and earnings of foreign exchange rate fluctuations.

The forward-looking statements included in this report represent NaPro's view as of the date of this report, and it should not be assumed that the statements made herein remain accurate at any future date. NaPro does not intend to update these statements and undertakes no duty to any person to make any update under any circumstance.


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                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, NaPro has duly caused this report to be signed on its behalf.

                                         NaPro BioTherapeutics, Inc.

                                         /s/ Gordon H. Link, Jr.
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November 6, 2000                         Gordon H. Link, Jr.
                                         Vice President
                                         Chief Financial Officer